Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter


Nuveen Municipal Trust
811-07873


The rights of the holders of each class of the series in Nuveen Municipal Trust (the Registrant ) are described in the Amended Establishment and Designation of Classes. An amendment to the Establishment and Designation of Classes is considered to be an amendment to the Registrants charter. This instrument was filed as exhibit 99.A.3 to Form
485APOS filing on December 12, 2013, Accession No.
0001193125-13-471983 and is incorporated by
reference for this Sub-Item 77Q1(a).